THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. NO SALE, TRANSFER OR DISPOSITION OF THIS WARRANT OR SUCH ISSUABLE SECURITIES MAY BE MADE EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE PARTNERSHIP TO THE EFFECT THAT SUCH SALE, TRANSFER OR DISPOSITION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER, AND ANY APPLICABLE STATE SECURITIES LAWS.


                       CEDAR INCOME FUND PARTNERSHIP, L.P.
                         OPERATING UNIT PURCHASE WARRANT

         This Warrant is issued as of May 31, 2002 ("Commencement Date"), by CEDAR INCOME FUND PARTNERSHIP, L.P., a Delaware limited partnership (the "Partnership"), to ARC PROPERTIES, INC., a New Jersey corporation, and its successors and assigns (the "Holder").


         1.       Issuance of Warrant; Term; Price.
                  --------------------------------

                  1.1 Issuance. In consideration of services rendered and to be rendered in accordance with the Compensation Agreement of even date herewith, the Partnership hereby grants to Holder the right to purchase up to Five Hundred Thousand (500,000) operating units (the "O.P. Units") of the Partnership (the "Warrant Units") pursuant to its Agreement of Limited Partnership dated as of June 1998 (the "Partnership Agreement"), subject to the terms hereinafter set forth.

                  1.2 Terms of Exercise. This Warrant is exercisable by Holder at any time, in whole or in part, on or after the Commencement Date and prior to the tenth (10th) anniversary of the Commencement Date ("Expiration Date") subject to the provisions hereinafter set forth. If this Warrant is exercised in part only, the Partnership or its transfer agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Units purchasable hereunder.

                  1.3 Exercise Price. This Warrant shall be exercisable at an exercise price equal to $4.50 per O.P. Unit (the "Warrant Price").

                  1.4 Conversion of O.P. Units Into Stock. At Holder's sole election, after at least 60 days prior written notice to the REIT, Holder shall be entitled to convert the O.P. Units into the Shares of the REIT on a one for one basis, subject only to satisfying the procedural requirements set forth in the Partnership Agreement.

                  1.5 Number of O.P. Units. Holder is currently structuring for affiliates of the Partnership the acquisition of Red Lion Shopping Center in Philadelphia, Pennsylvania, and Golden Triangle Shopping Center ("GT") in Lancaster, Pennsylvania (individually, "Property" and collectively, the "Properties"). The acquisitions are being structured with entities affiliated with Holder acquiring limited partnership (or other ownership) interests (the "Interest" or "Interests") in entities to be controlled by affiliates of the Partnership. It is anticipated that Holder's Affiliates will contribute approximately $4.4 million in capital for Red Lion and $4.1 million in capital for Golden Triangle. On closing the acquisition by the Partnership's affiliates of an interest in one or more of the Properties (the "Cedar Investment") and the closing of the acquisition of an Interest in one or more of the Properties by the Holder's affiliates (the "ARC Investment"), Holder shall be entitled to purchase up to 500,000 O.P. Units (which are redeemable, subject to certain procedural requirements set forth in the Operating Partnership's Agreement of Limited Partnership, on a one for one basis for shares of the Stock) as follows:
(1) upon the closing of the Cedar Investment (acquiring a 20% general partnership interest) in Red Lion and the ARC Investment (acquiring a 69% limited partnership interest) in Red Lion, ARC shall be entitled to purchase 250,000 O.P. Units; and (2) upon the closing of the Cedar Investment (acquiring a 20% general partnership interest) and the ARC Investment (acquiring a 69% limited partnership interest) in GT, ARC shall be entitled to purchase an additional 250,000 O.P. Units.

                  1.6 Vesting. Notwithstanding any provision herein to the contrary, the right to purchase the O.P. Units shall vest as follows. The right to purchase 250,000 O.P. Units associated with each of Red Lion and GT shall vest 83,333.33 upon closing the transaction and the balance shall vest 83,333.33 on January 1 of the year following the closing and the remaining 83,333.34 shall vest on January 1 two years following the closing. Finally, the rights of Holder hereunder shall only vest if Holder has made its key employees reasonably available to assist Cedar Group and Advisor Group (as defined in the Compensation Agreement) in the manner described therein throughout such period.

         2. Adjustment of Number and Kind of Shares. In order to comply with the terms of Section 3 of this Warrant, the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time, and the Partnership agrees to provide ten (10) days prior written notice (an "Adjustment Notice") of the happening of any of the following events, together with a certificate of adjustment executed by an officer of the Partnership setting forth the nature of the adjustment and a brief description of the event triggering adjustment:

                  2.1 Adjustment for Share Dividends. If, at any time and from time to time, on or after the date hereof, the holders of O.P. Units shall have received, or, on or after the record date fixed for the determination of eligible O.P. Unit holders, shall have become entitled to receive, without payment therefor, other additional securities or other property (other than cash) of the Partnership by way of dividend or distribution, then, and in each such case, the Holder shall, upon exercise hereof, be entitled to receive, in addition to the Warrant Units receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Partnership which such Holder would hold on the date of such exercise had it been the holder of record of such Warrant Units on the date hereof and had thereafter, during the period from the date hereof through the date of such exercise, retained such Warrant Units and all other additional securities and other property receivable by it as the holder of such Warrant Units during such period after giving effect to all other adjustments prescribed pursuant to this Section 2.

                  2.2 Adjustment for Reclassification or Reorganization. If, at any time and from time to time, on or after the date hereof there occurs any reclassification or change of the outstanding securities of the Partnership or of any reorganization of the Partnership (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant), then, and in each such case, the Holder shall upon exercise hereof be entitled to receive, in addition to the Warrant Units receivable thereupon, and without payment of any additional consideration therefor, the amount of stock or other securities or property which such Holder would hold on the date of such exercise had it been the holder of record of the Warrant Units on the date hereof and had thereafter, during the period from the date hereof through the date of such exercise, retained such Warrant Units and all other securities and other property receivable by it as the holder of such Warrant Units after giving effect to all other adjustments prescribed in this Section 2 (collectively, the "Replacement Securities"). If, and only if, the Replacement Securities shall have been issued in exchange for O.P. Units or securities representing the right to purchase O.P. Units, then the Replacement Securities shall be issued in lieu of, and not in addition to, the O.P. Units.

                  2.3 Adjustment for Splits and Reverse Splits. If at any time and from time to time, on or after the date hereof, the Partnership shall subdivide or otherwise change its outstanding O.P. Units into a greater number, the number of Warrant Units shall thereby be proportionately increased; and, if at any time and from time to time, on or after the date hereof, the Partnership shall aggregate or otherwise change its outstanding O.P. Units into a smaller number, the number of Warrant Units shall thereby be proportionately decreased.

         3. Percentage of Outstanding Securities. The number of Warrant Units shall be adjusted each time any of the events described in Section 2 above occurs, and the Partnership shall include in the Adjustment Notice a calculation of the number of Warrant Units issuable upon exercise of this Warrant after each such event. The Partnership represents and warrants that, as of the date of this Warrant, the number of outstanding common shares (the "Shares") of Cedar Income Fund, Ltd., (the "REIT") determined on a fully-diluted basis, is 2,395,411. As used herein, "fully-diluted basis" means, as of any date of determination, the number of common shares outstanding on such date, together with all common shares that would be outstanding on such date assuming the issuance of all common shares issuable upon the exercise, exchange or conversion of (i) any securities outstanding as of such date and convertible into or exchangeable for common shares (whether or not the rights to exchange or convert thereunder are immediately exercisable) (such convertible or exchangeable securities being herein called "Convertible Securities"), (ii) any rights outstanding as of such date to subscribe for or to purchase, or any warrants or options outstanding for the purchase of common shares or Convertible Securities (whether or not immediately exercisable) (such rights, warrants or options being herein called "Option Securities"), and (iii) any such common shares and/or Convertible Securities issued upon the exercise of such Option Securities.

         4. Other Impairment. The Partnership will not, by amendment of its Agreement of Limited Partnership or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and conditions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

         5. Change of Control. In the event of a merger, consolidation, recapitalization, combination or exchange of securities of the Partnership occurring after the date hereof pursuant to which the Partnership is not a surviving entity (an "Acquisition"), the Partnership covenants that it will obtain from the acquiring entity, as a condition to the closing of such transaction or event, the right for the Holder to exchange this Warrant, at the Holder's sole option and in lieu of exercise hereof, for a new warrant to purchase equivalent shares of the acquiring entity. The period of exercise of such new warrant shall be equal to the remaining duration of the exercise period of this Warrant. This Warrant shall, after such Acquisition, permit the Holder to purchase that percentage of equity securities of the acquiring entity which the Holder would be entitled to receive as a result of such merger, consolidation, recapitalization, combination or exchange of shares if this Warrant had been exercised immediately prior to such Acquisition (or the record date, if any, for such transaction or event), for the Warrant Price.

         6. No Fractional Shares. No fractional O.P. Units will be issued in connection with the exercise of this Warrant hereunder. In lieu of any fractional shares that would otherwise be issuable, the Partnership shall pay cash equal to the product of such fraction multiplied by the fair market value of one O.P. Unit on the date of exercise, as determined in good faith by the Partnership's Board of Directors.

         7. No O.P. Unit Holder Rights. This Warrant as such shall not entitle Holder to any of the rights of an O.P. Unit holder of the Partnership until the Holder has exercised this Warrant in accordance with Section 9 hereof.

         8. Reservation of O.P. Unit. The Partnership covenants that during the period this Warrant is exercisable, the Partnership will reserve from its authorized and unissued O.P. Units a sufficient number of O.P. Units to provide for the issuance of the Warrant Units upon the exercise of this Warrant. The Partnership agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing O.P. Unit certificates to execute and issue the necessary certificates representing Warrant Units or other securities issued to Holder upon the exercise of this Warrant.

         9. Mechanics of Exercise. This Warrant may be exercised by Holder by the surrender of this Warrant at the principal office of the Partnership, accompanied by the completed exercise form attached as Exhibit A and payment in full of the Warrant Price for the Warrant Units exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Units or other securities and/or property issuable upon such exercise shall be treated for all purposes as the holder of the Warrant Units or such other securities of record as of the close of business on such date. As promptly as practicable, the Partnership shall issue and deliver to the Holder a certificate or certificates representing the number of whole Warrant Units or other securities issuable upon such exercise, together with cash in lieu of any fraction of a Warrant Unit as provided above. The Warrant Units or other securities issuable upon exercise hereof shall, upon their issuance, be duly and validly issued, fully paid and nonassessable and free of liens, charges and all taxes with respect to the issue thereof, but subject to the Partnership's Agreement of Limited Partnership.

         10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth below or at such other address as either party may designate by five days advance written notice provided in accordance with this Section 10 to the other party hereto:

If to Holder:            1401 Broad Street
                         Clifton, New Jersey 07013
                         Facsimile: (973) 249-1001
                         Attn: Robert J. Ambrosi

With a copy to:          Hirschler Fleischer
                         P.O. Box 500
                         Richmond, Virginia 23218-0500
                         Facsimile: (804) 644-0957
                         Attn: Louis J. Rogers, Esquire

If to the Partnership:   44 South Bayles Avenue, Suite 304
                         Port Washington, New York 11050
                         Facsimile: (516) 767-6497
                         Attn:  Leo S. Ullman

With a copy to:          SKR Management Corp.
                         44 South Bayles Avenue
                         Port Washington, NY 11050
                         Attn: Stuart H. Widowski, Esquire

         11.      Transfer of Warrant.

                  (a) This Warrant is transferable by the Holder hereof subject to compliance with this Section 11. Prior to any proposed transfer of this Warrant or the Warrant Units (the "Securities"), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the proposed transfer, the Holder thereof shall give written notice to the Partnership of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Partnership so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) an opinion of legal counsel who shall be reasonably satisfactory to the Partnership addressed to the Partnership and reasonably satisfactory in form and substance to the Partnership's counsel, to the effect that the proposed transfer may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Securities Exchange Commission (the "Commission") to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Partnership; provided, however, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any affiliate of such Holder, or a transfer by a Holder which is a partnership to a partner of such partnership, or a transfer by a Holder which is a limited liability Partnership to a member of such Partnership, or to the estate of any such partner or member or the transfer by gift, will or intestate succession of any partner or member to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing the Securities transferred as above provided shall bear an appropriate restrictive legend.

                  (b) Notwithstanding anything to the contrary herein, (i) this Warrant may not be exercised and (ii) the O.P. Units shall not be issued following exercise if, as a result thereby, the Partnership's REIT election would be adversely affected or any NASDAQ or SEC rule or regulation would be violated. If the Partnership has reasonable basis to believe that its REIT election would be adversely affected or any NASDAQ or SEC rule or regulation would be violated in this manner, the Partnership shall give the Holder written notice specifying the REIT rule or rules in question and 30 days to verify the alleged adverse affect. If a Holder confirms the potential for such adverse affect, the Holder shall have the absolute right to assign this Warrant to any number of assignees (each of whom will be a Holder for purposes of this Warrant) to the extent it deems necessary to avoid such adverse affect on the Partnership's REIT election, provided that such assignment does not violate any applicable federal or state securities laws or regulations or NASDAQ rules.

         12. Replacement of Warrants. Upon receipt by the Partnership of evidence reasonably satisfactory to the Partnership of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Partnership, and reimbursement to the Partnership of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Partnership will execute and deliver, in lieu thereof, a replacement Warrant.

         13. Notice of Dividends and Distributions. For so long as any part of this Warrant remains outstanding and unexercised, the Partnership will, upon the declaration of a cash dividend upon its O.P. Units or other distribution to the Holders of its O.P. Units and at least ten (10) days prior to the record date or date of the distribution (whichever is earlier), notify the Holder hereof of such declaration, which notice will contain, at a minimum, the following information: (a) the date of the declaration of the dividend or distribution,
(b) the amount of such dividend or distribution, (c) the record date of such dividend or distribution, and (d) the payment date or distribution date of such dividend or distribution.

         14. Further Assurances and Representations of Holder. The Holder hereof and the Partnership agree to execute such other documents and instruments as counsel for the Partnership reasonably deems necessary to effect the compliance of the issuance of this Warrant and the Warrant Units with applicable federal and state securities laws. In furtherance of the foregoing, the Holder represents and warrants:

             (i) The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Partnership so that the Holder is capable of evaluating the merits and risks of its investment in the Partnership and has the capacity to protect its own interests;

             (ii) The Holder is acquiring this Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that this Warrant has not been registered under the Securities Act or any applicable state securities laws and is therefore not transferable except pursuant to (A) an effective registration statement under the Securities Act and any applicable state securities laws or
(B) an opinion of counsel reasonably satisfactory to the Partnership that the transfer is exempt from the registration provisions of the Securities Laws and any applicable state securities laws, and

             (iii) The Holder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

         15. Miscellaneous. This Warrant shall be governed by the laws of the State of Delaware, without reference to the choice of laws provisions thereof. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

         16. Taxes. The Partnership shall pay all taxes and other governmental charges (but not including any income taxes of Holder) that may be imposed in respect of the issuance or delivery of the Warrant Units upon exercise thereof.

         17. Amendment; Assignment. Any term of this Warrant may be amended only be written agreement of the Partnership and the Holder. Any amendment effected in accordance with this Section 17 shall be binding upon the Holder of this Warrant, each future holder of such Warrant and the Partnership. ARC shall have the right, in its sole discretion, to assign this Warrant, subject to the restrictions set forth in Section 11.

         18. Remedies. In the event of any default or threatened default by the Partnership in the performance of or observance with any of the terms of this Warrant, it is agreed that remedies at law are not and will not be adequate for the Holder and that the terms of this Warrant may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. In the event of any default or threatened default by Holder in the performance of or observance of any of the terms of this Warrant, it is agreed that remedies at law are not and will not be adequate and that the terms of this Warrant may be specifically enforced by a decree for specific performance of any agreement contained herein, or by an injunction against a violation of any of the terms hereof or otherwise and, in addition, the Partnership may place a stop order against, or refuse to effect a transfer in violation of the terms hereof.

         19. Standstill Agreement. As a condition precedent to the effectiveness of this Warrant, Holder shall have executed and delivered the Standstill Agreement attached hereto as Exhibit B.

         IN WITNESS WHEREOF, the undersigned authorized officer of the Partnership has executed this Operating Unit Purchase Warrant as of the date first above written.


CEDAR INCOME FUND PARTNERSHIP, L.P.

By:  CEDAR INCOME FUND, LTD.


By:  ___________________________________________________________________________
Name:  _________________________________________________________________________
Title: _________________________________________________________________________



                        [SIGNATURE PAGE TO SHARE PURCHASE
                           WARRANT DATED MAY 31, 2002]



                                            AGREED


                                            By: /s/ Robert J. Ambrosi
                                                --------------------------------
                                                Robert J. Ambrosi

                                    EXHIBIT A
                                    ---------

                               [FORM OF EXERCISE]

                    (To be executed upon exercise of Warrant)


The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated as of May 31, 2002, to purchase ___________ Warrant Units and herewith tenders payment for such Warrant Units. The undersigned requests that a certificate for such Warrant Units be registered in the name of _______________________, whose address is ____________________________________.

Dated:



                                    Signature: _________________________________


(Signature must conform in all
respects to name of Holder as
specified on the face of the Warrant)


Social Security or Taxpayer
I.D. No. of Holder:  ________________________________

                                    EXHIBIT B
                                    ---------

                              STANDSTILL AGREEMENT





                  Already incorporated as Exhibit 10.3 hereto.